UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 31, 2015

BE ACTIVE HOLDINGS, INC.
 (Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-55185 (Commission File Number)	68-0678429 (IRS Employer Identification No.)

1010 Northern Boulevard
Great Neck, New York 11021
(Address of Principal Executive Offices, Zip Code)

(212) 736-2310
 (Registrant's Telephone Number, Including Area Code)

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 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|   | Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|   | Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|  |  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|  |  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations
Item 1.01   Entry into a Material Definitive Agreement.

On December 31, 2015, Be Active Holdings, Inc. (the “Company”) closed on a $500,000 financing of secured convertible promissory notes issued by the Company. The maturity date of the notes is December 30, 2016. The holders have the right to convert the outstanding principal and accrued annual interest of 10% at $0.30 per share. The Company agreed not to take certain actions, including the incurrence of debt and amending its articles, without the prior consent of the holders of 51% of the outstanding Notes.

In connection with the financing, the Company agreed to increase the conversion rate of the outstanding Series C Preferred Stock to ten shares of common stock for each share of Series C Preferred.

Palladium Capital Advisors LLC was issued a note in the amount of $50,000 as placement agent for the financing.

For all the terms and conditions of the Note, the Note Purchase Agreement and the Consent, Waiver and Modification Agreement described above, reference is hereby made to such Agreement and Note annexed hereto as Exhibit 4.2, Exhibit 10.15 and Exhibit 10.16, respectively. All statements made herein concerning the foregoing Note and Agreements are qualified by reference to said Exhibits.

Section 2 - Financial Information
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 (Entry into a Material Definitive Agreement) above is incorporated by reference into this Item 2.03.

Section 3 - Securities and Trading Markets
Item 3.02   Unregistered Sales of Equity Securities.

The disclosure set forth above under Item 1.01 (Entry into a Material Definitive Agreement) above is incorporated by reference into this Item 3.02. The Notes described in Item 1.01 above , as well as an aggregate of 1,249,569 shares of common stock issued as a result of anti-dilution provisions in other outstanding securities, were issued in reliance upon exemptions from registration pursuant to Section 4(a)(2) under the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. The agreements executed in connection therewith contains representations to support the Company's reasonable belief that each of the investors had access to information concerning the operations and financial condition of the Company, is acquiring the securities for its own account and not with a view to the distribution thereof, and is an "accredited investor" as such term is defined in Rule 501 (a) of Regulation D promulgated under the Securities Act. At the time of their issuance, the shares, the Notes and any shares of common stock issued upon conversion thereof above will be deemed to be restricted securities for purposes of the Securities Act and the certificates representing the securities shall bear legends to that effect.

Section 9 – Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.

4.2	Secured Convertible Note
10.15	Note Purchase Agreement dated December 31, 2015 among the Company and each of the signatories thereto
10.16	Consent, Waiver and Modification Agreement, dated December 31, 2015, between the Company and each of the signatories thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BE ACTIVE HOLDINGS, INC.

By: /s/ Joseph Rienzi
Name: Joseph Rienzi
Title: Interim President
Date: January 7, 2016